Exhibit 99.1

Wayside Technology Group, Inc.

Announces Appointment of

Steve DeWindt as President and CEO

EATONTOWN, NJ, October 9, 2018 — Wayside Technology Group, Inc. (NASDAQ: WSTG) (the “Company”) today announced that the Board of Directors has appointed Steve DeWindt, as the Company’s President and Chief Executive Officer effective October 5, 2018.  Mr. DeWindt has been serving as the Company’s Interim President and Chief Executive Officer since May 11, 2018.  He will continue to serve as a member of the Company’s Board of Directors.

Mr. DeWindt is a technology industry veteran with deep experience in distribution and software solutions. He created Intel’s reseller channel organization as Director of Worldwide Reseller Sales.  Mr. DeWindt was Co-President of Computer 2000, at the time Europe’s largest IT distributor, growing their revenues to $3.5B, and also ran two other distribution companies in the US.  Prior to his appointment at Wayside, Mr. DeWindt served as the Executive Vice President of Solium, Inc. since November 2012.  From October 2010 to November 2012, he was the Executive Chairman, President and Board of Directors member of OptionEase, Inc. (subsequently acquired by Solium).  From June 2007 to October 2009, Mr. DeWindt was the Co-founder, President, Chief Executive Officer and Board of Directors member of Sparxent, Inc. (now Verismic Software).  Prior to that, Mr. DeWindt served in various executive management capacities in sales and marketing for a number of companies.   Mr. DeWindt also serves as the Chairman of the Board of Directors of Group 47. Mr. DeWindt has served as a director of Wayside Technology Group, Inc. since January 2014.

“Steve’s experience in the IT channel is impressive and relevant given our recent strategy adjustments.  We look forward to his continued leadership as we build momentum surrounding our updated and targeted strategic objectives.” said Mr. Geygan, Chairman of the Board.

“I am very excited about the opportunity to lead Wayside Technology,” said Steve DeWindt, President and Chief Executive Officer. “I look forward to leading an already very successful organization and continuing to build a world class specialty distributor, focused on the unique needs of emerging technology platforms.”

About Wayside Technology Group, Inc.

Wayside Technology Group, Inc. (NASDAQ: WSTG) is an IT channel company providing innovative sales and distribution solutions to technology vendors, resellers and system integrators since 1982. Wayside operates Lifeboat Distribution, a value-added distributor for virtualization/cloud computing, security, application and network infrastructure, business continuity/disaster recovery, database infrastructure and management, application lifecycle management, science/engineering, and other technically sophisticated products. The company helps vendors recruit and build multinational solution provider networks, power their networks, and drive incremental sales revenues that complement existing sales channels. Lifeboat Distribution services thousands of solution providers, VARs, systems integrators, corporate resellers, and consultants worldwide, helping them power a rich opportunity stream and build profitable product and service businesses. The Company also offers specialty solutions to customers through its TechXtend business.

Additional information can be found by visiting www.waysidetechnology.com

This press release and oral statements made from time to time by representatives of the Company contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our current expectations about the Company’s future results and financial condition, revenues, employee reductions, margins, expenses and earnings and are indicated by words or phrases such as “anticipate,” “estimate,” “expect,” “project,” “we believe” and similar words or phrases. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from the future results, performance or achievements expressed in or implied by such forward-looking statements. Forward-looking statements are based largely on the Company’s expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control. The factors that could cause actual results to materially differ include, among others: the loss of key personnel, or other changes in our executive and senior management team or to our operating structure, and our ability to effectively transfer knowledge during periods of transition; our ability to successfully implement our long-term growth strategy, the continued acceptance of the Company’s distribution channel by vendors and customers, the timely availability and acceptance of new products, product mix, market conditions, contribution of key vendor relationships and support programs, as well as factors that affect the software industry in general and other factors.  The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in our filings with the Securities and Exchange Commission. Except as otherwise required by law, the Company undertakes no obligation to update or revise these forward-looking statements.

Investor Relations Contact:

Michael Vesey, Vice President and Chief Financial Officer
Wayside Technology Group, Inc.

(732) 389-0932

michael.vesey@waysidetechnology.com